As filed with the Securities and Exchange Commission on April 2, 2013
Registration No. 333-117768

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO
REGISTRATION STATEMENT ON FORM S-3
UNDER
THE SECURITIES ACT OF 1933

THE WET SEAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0415940 (I.R.S. Employer Identification No.)

26972 Burbank
Foothill Ranch, CA 92160
(949) 699-3900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John D. Goodman
Chief Executive Officer
The Wet Seal, Inc.
26972 Burbank
Foothill Ranch, CA 92160
(949) 699-3900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alyson Barker, Esq. Vice President - General Counsel The Wet Seal, Inc. 26972 Burbank Foothill Ranch, CA 92160 Telephone: (949) 699-3900 Facsimile: (949) 206-4977
Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-3 (Registration No. 333-117768), originally filed with the Securities and Exchange Commission on July 30, 2004 and amended on August 24, 2004 (collectively, including all exhibits thereto, the “Registration Statement”). The Registration Statement registered resales from time to time, by the selling stockholders identified in the prospectus included in the Registration Statement, of 8,135,775 shares of Class A common stock, par value $0.10 per share (“Common Stock”), of The Wet Seal, Inc. (the “Company”), consisting of 6,026,500 shares of Common Stock issued in a private placement on June 29, 2004 and 2,109,275 shares of Common Stock issuable upon the exercise of warrants issued in the private placement.

The Company has no further obligation to maintain effectiveness of the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, this Post-Effective Amendment is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foothill Ranch, State of California, on April 2, 2013.

THE WET SEAL, INC.

By:	/s/ Steven H. Benrubi
Name:	Steven H. Benrubi
Title:	Executive Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act.